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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 1999

                                 COMPS.COM, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                000-25913                    33-0645337
(State or other jurisdiction      (Commission                  (IRS Employer
       of incorporation)          File Number)              Identification  No.)

  9888 Carroll Centre Road, Suite 100,                            92126
          San Diego, California                                 (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (619) 578-3000


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ITEM 5. OTHER EVENTS.

        On November 3, 1999, COMPS.COM, Inc. and CoStar Group, Inc. entered into a definitive agreement for a strategic business combination between COMPS.COM and CoStar which will be effected by the merger of COMPS.COM into a wholly owned subsidiary of CoStar. The merger agreement is attached as Exhibit 2.1 to this document and readers are urged to read that agreement and the exhibits to the agreement carefully in its entirety. The merger agreement provides that each holder of a share of COMPS.COM common stock may elect to receive either $7.50 in cash or 0.31496 shares of CoStar common stock, but these elections will be adjusted so that 50.1% of the COMPS.COM shares receive CoStar common stock and 49.9% of the COMPS.COM shares receive cash. The merger agreement allows COMPS.COM to consider unsolicited acquisition proposals and may be terminated in the event COMPS.COM accepts a superior proposal and pays CoStar a fee.

        In connection with the execution of the merger agreement, stockholders of COMPS.COM holding over 50% of the outstanding shares of common stock agreed to vote in favor of the adoption of the merger agreement, but these agreements terminate if COMPS.COM's board of directors accepts a superior proposal and terminates the merger agreement.

        Christopher A. Crane, the chief executive officer of COMPS.COM, also entered into an employment agreement and a non competition agreement with CoStar. These agreements will become effective upon completion of the merger, and we can not assure completion of the merger.

        On November 4, 1999, CoStar and COMPS.COM made a joint press release. A copy of that press release is attached as Exhibit 99.1 to this document.

        Also on November 4, 1999, COMPS.COM announced its third quarter financial results. A copy of that press release is attached as Exhibit 99.2 to this document.

        Additionally, on November 5, 1999, a purported class action suit was initiated in the Court of Chancery of the State of Delaware in and for New Castle County under the caption MORRIS V. AVIS, ET. AL (C.A. 17554).
The suit alleges various breaches of fiduciary duties by certain members of the board of directors of COMPS.COM and by Summit Partners. The Company believes the allegations in the case are without merit and will vigorously defend this action.

        Further, on November 8, 1999, a purported class action suit was brought in the Superior Court of the State of California of and for the County of San Diego captioned BERGHOFF V. COMPS.COM ET. AL. (Case No. GIC 738362). The allegations in that lawsuit are similar to the allegations in the Delaware action and the Company similarly believes the suit is without merit and intends to vigorously defend against such suit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)     Exhibits.

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
        2.1     Agreement and Plan of Merger, dated as of November 4, 1999, by and between COMPS.COM, INC., CoStar Group, Inc. and Acq Sub,
                Inc. The disclosure letter referenced in the Merger Agreement have not been included because they contain information that is not material to an investment decision and is otherwise
                discussed in the agreement; it will be provided supplementally to the Staff of the Securities and Exchange Commission upon request.
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        99.1    Press Release dated November 4, 1999
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        99.2    Press Release dated November 4, 1999
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COMPS.COM, Inc.

        Date: November 9, 1999          /s/ Karen Goodrum
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                                        Karen Goodrum
                                        Vice President of Finance and
                                        Administration and
                                        Chief Financial Officer



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